UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 08, 2022

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard Suite 6000 West
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 8, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of Entravision Communications Corporation (the “Company”) dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm. On August 12, 2022, the Company formally engaged Deloitte & Touche, LLP (“Deloitte”) as the Company’s independent registered public accounting firm. The decision to appoint Deloitte was approved by the Audit Committee.

The reports of BDO on the consolidated financial statements of the Company as of and for the years ended December 31, 2020 and 2021 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle. The audit report of BDO on the effectiveness of our internal control over financial reporting as of December 31, 2020 contained an adverse opinion on our internal control over financial reporting due to material weaknesses related to the Company's Cisneros Interactive business unit, in which the Company acquired a majority interest in October 2020 ("Cisneros Interactive"), regarding management’s failure to design and maintain controls over (i) the recording of opening balance sheet amounts related to the Cisneros Interactive acquisition, (ii) the revenue cycle of Cisneros Interactive, and (iii) the reporting of accounts payable, accrued liabilities, income taxes, payroll expenses and other operating expenses of Cisneros Interactive.

During the years ended December 31, 2020 and 2021 and through August 8, 2022, there were (i) no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements for such years and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in internal control over financial reporting reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 related to Cisneros Interactive regarding management’s failure to design and maintain controls over (i) the recording of opening balance sheet amounts related to the Cisneros Interactive acquisition, (ii) the revenue cycle of Cisneros Interactive and (iii) the reporting of accounts payable, accrued liabilities, income taxes, payroll expenses and other operating expenses of Cisneros Interactive. The Audit Committee has discussed the subject matter of the foregoing material weaknesses with BDO, and the Company has authorized BDO to respond fully to any inquiries concerning such matters made by the Company’s next independent registered public accounting firm.

The Company has provided BDO with a copy of the disclosures it is making herein and has requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not BDO agrees with the above statements. A copy of such letter is filed herewith as Exhibit 16.1.

No consultations occurred between the Company and Deloitte during the years ended December 31, 2020 and 2021 and through August 12, 2022 regarding either (i) the application of accounting principles to a specific completed or proposed transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or other written or oral information provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

16.1 Letter from BDO USA, LLP to the Securities and Exchange Commission

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Entravision Communications Corporation

Date:	August 12, 2022	By:	/s/ Walter F. Ulloa
Walter F. Ulloa, Chairman and Chief Executive Officer